Exhibit T3A-118

FORM **BCA 11.39** (rev. Dec. 2003)
ARTICLES OF MERGER
BETWEEN ILLINOIS CORPORATIONS
AND LIMITED LIABILITY COMPANIES
Business Corporation Act

Secretary of State
Department of Business Services
Springfield, IL 62756
217-782-6961
www.cyberdriveillinois.com

Remit payment in the form of a check or money order payable to Secretary of State.

The filing fee is $100, but if merger involves more than two corporations, submit $50 for each additional corporation.

FILED
NOV 27 2013
JESSE WHITE
SECRETARY OF STATE

File # 6191-041-7 Filing Fee: $ 100.00 Approved: lt

---- **Submit in duplicate** ---- **Type or Print clearly in black ink** ---- **Do not write above this line** ----

1. Names of Corporations and Limited Liability Companies proposing to merge and State or Country of organization or incorporation:

Name of Corporation Limited Liability Company	State or Country of Organization/Incorporation	Corporation File Number
AmerenEnergy Resources Generating Company	Illinois	6191-041-7
New AERG, LLC	Delaware	NR

2. The laws of the state or country under which each Corporation and Limited Liability Company are organized, permit such merger.

3. a. Name of Surviving Party: New AERG, LLC

   b. Corporation or Limited Liability Company shall be governed by the laws of: Delaware

For more space, attach additional sheets of this size.

4. Plan of merger is as follows:

See Agreement and Plan of Merger attached hereto as Annex A.

Printed by authority of the State of Illinois. June 2006 - 5M - C 294.4

5. Plan of merger was approved, as to each Limited Liability Company, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows

Mark an "X" in one box only for each Illinois Corporation.

Name of Corporation:	By the shareholders, a resolution of the board of directors having been duly adopted and submitted to a vote at a meeting of shareholders. Not less than the minimum number of votes required by statute and by the Articles of Incorporation voted in favor of the action taken. **(§11.20)**	By written consent of the shareholders having not less than the minimum number of votes required by statute and by the Articles of Incorporation. Shareholders who have not consented in writing have been given notice in accordance with §7.10 **(§11.20)**	By written consent of ALL the shareholders entitled to vote on the action, in accordance with §7.10 and §11.20.
AmerenEnergy Resources Generating Company	☐	☐	☑
	☐	☐	☐
	☐	☐	☐
	☐	☐	☐
	☐	☐	☐

6. **Not applicable if survivor is an Illinois Corporation or an Illinois Limited Liability Company.**

It is agreed that, upon and after the filing of Articles of Merger by the Secretary of State of the State of Illinois:

a. The surviving Limited Liability Company may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any Corporation organized under the laws of the State of Illinois which is a party to the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such Corporation organized under the laws of the State of Illinois against the surviving Limited Liability Company.

b. The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving Limited Liability Company to accept service of process in any such proceedings, and

c. The surviving Limited Liability Company will promptly pay to the dissenting shareholders of any Corporation organized under the laws of the State of Illinois which is a party to the merger the amount, if any, to which they shall be entitled under the provisions of The Business Corporation Act of 1983 of the State of Illinois with respect to the rights of dissenting shareholders.

7. a. The undersigned Corporations have caused this statement to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true and correct. All signatures must be in **BLACK INK.**

Dated November 27, 2013 AmerenEnergy Resources Generating Company
Month & Day Year Exact Name of Corporation

C.A. Iselin
Any Authorized Officer's Signature

Christopher A. Iselin, Senior Vice President
Name and Title (type or print)

Dated ______, ____ ______
Month & Day Year Exact Name of Corporation

______
Any Authorized Officer's Signature

______
Name and Title (type or print)

---

7. b. The undersigned Limited Liability Companies have caused this statement to be signed by their duly authorized person, who affirms, under penalties of perjury, that the facts stated herein are true and correct. All signatures must be in **BLACK INK.**

Dated November 27, 2013 New AERG, LLC
Month & Day Year Exact Name of Limited Liability Company

Gregory L. Nelson
Signature

Gregory L. Nelson, Vice President, Secretary and Treasurer
Name and Title (type or print)

Dated ______, ____ ______
Month & Day Year Exact Name of Limited Liability Company

______
Signature

______
Name and Title (type or print)

Annex A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is dated as of November 27, 2013, and is being entered by and between New AERG, LLC, a Delaware limited liability company (the "Delaware LLC"), and AmerenEnergy Resources Generating Company, an Illinois corporation (the "Illinois Corporation," and together with the Delaware LLC, hereinafter sometimes collectively referred to as the "Constituent Entities").

RECITALS

WHEREAS, the Delaware LLC is a single-member limited liability company, of which 100% of the membership interests (the "Delaware LLC Interests") are owned by New Ameren Energy Resources, LLC, a Delaware limited liability company ("New AER");

WHEREAS, the Illinois Corporation is a single-shareholder corporation, of which 100% of the capital stock (the "Illinois Corporation Capital Stock") is owned by New AER;

WHEREAS, New AER, as the sole member of the Delaware LLC, has approved this Merger Agreement and the transactions contemplated hereby;

WHEREAS, New AER, as the sole shareholder of the Illinois Corporation has approved this Merger Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for the purpose of merging the Illinois Corporation with and into the Delaware LLC, with the Delaware LLC surviving such merger (the "Merger") and setting forth certain terms and conditions of the Merger and the mode of carrying the same into effect, the Illinois Corporation and the Delaware LLC hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 Merger. At the Effective Time (as defined below), upon the terms and subject to the conditions hereof and in accordance with Section 11.39 of the Illinois Business Corporation Act and Section 18-209 of the Delaware Limited Liability Company Act (the "Act"), the Illinois Corporation shall be merged with and into the Delaware LLC, and the Delaware LLC shall continue its existence as the surviving company under the laws of the State of Delaware (the "Surviving Entity"). The name of the Surviving Entity, upon the Effective Time, shall be New AERG, LLC.

Section 1.2 Effective Time of the Merger. The Merger shall become effective upon the filing with the Secretary of State of the State of Delaware of the certificate of merger and with the Secretary of State of the State of Illinois of the articles of merger (the "Effective Time").

Section 1.3 Further Action by the Illinois Corporation. If, after the Effective Time, the Delaware LLC considers it advisable that any further conveyances, agreements, documents, instruments, assurances or any other actions are necessary or desirable to vest, perfect, confirm or record in the Delaware LLC the title to any property, rights, interest, privileges, powers or franchises of the Illinois Corporation or otherwise to carry out the provisions of this Merger Agreement, the sole shareholder of the Illinois Corporation shall execute and deliver, upon the Delaware LLC's request, any and all proper conveyances, agreements, documents, instruments or assurances, and shall do and perform all other acts necessary or proper. If the sole shareholder of the Illinois Corporation is not able or available to execute such documentation or perform such acts, the member of the Delaware LLC will be authorized to act on behalf of the Illinois Corporation.

Section 1.4 Manner and Basis of Converting Shares and Interests. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, all the Illinois Corporation Capital Stock shall automatically be canceled and extinguished without any conversion thereof, and no payment will be made with respect thereto. The Delaware LLC Interests shall not be affected, altered or modified in any respect by reason of the Merger, and shall remain as they were immediately prior to the Effective Time.

ARTICLE II

THE SURVIVING ENTITY

Section 2.1 Certificate of Formation. At the Effective Time and without any further action on the part of the Delaware LLC or the Illinois Corporation, the certificate of formation of the Delaware LLC (the "Certificate of Formation"), as in effect immediately prior to the Effective Time, shall become the Certificate of Formation of the Surviving Entity until altered, amended or repealed in accordance with the provisions thereof and the applicable law.

Section 2.2 Operating Agreement. At the Effective Time and without any further action on the part of the Delaware LLC or the Illinois Corporation, the operating agreement of the Delaware LLC (the "Operating Agreement"), as in effect immediately prior to the Effective Time, shall become the operating agreement of the Surviving Entity until altered, amended or repealed in accordance with the provisions thereof and the applicable law.

Section 2.3 Managers. The persons who are managers of the Delaware LLC immediately prior to the Effective Time shall, from and after the Effective Time, be the managers of the Surviving Entity, without change until their successors have been duly elected and qualified in accordance with the Act and the Operating Agreement.

Section 2.4 Sole Member. At the Effective Time, the sole member of the Delaware LLC shall become the sole member of the Surviving Entity.

Section 2.5 Statutory Agent. The designated statutory agent for service of process for the Delaware LLC at the Effective Time shall be the statutory agent for service of process for the Surviving Entity.

ARTICLE III

MISCELLANEOUS

Section 3.1 Termination; Abandonment or Amendment. At any time prior to the Effective Time, the parties to this Merger Agreement may abandon the proposed Merger to the extent permitted by law or may terminate or amend this Merger Agreement pursuant to a writing signed by the parties to this Merger Agreement.

Section 3.2 Tax Matters. The parties (x) intend that the Merger shall be treated as a complete liquidation of the Illinois Corporation for U.S. federal (and where applicable, state and local) income tax purposes and (y) adopt this Merger Agreement as the plan of complete liquidation of the Illinois Corporation within the meaning of Section 332 of the Internal Revenue Code of 1986, as amended.

Section 3.3 Captions and Counterparts. The captions in this Merger Agreement are for convenience only and shall not be considered a part, or to affect the construction or interpretation, of any provision of this Merger Agreement. This Merger Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 3.4 Governing Law. This Merger Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

Section 3.5 Further Assurances. The Constituent Entities shall execute and deliver such further instruments of conveyance, transfer and assignment, including filing the necessary documents with the Secretary of State of Delaware to complete the Merger and will take such other actions as either of them may reasonably request of the other to effectuate the purposes of this Merger Agreement and to carry out the terms hereof.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Constituent Entities have caused this Merger Agreement to be duly executed as of the date first written above.

AMERENENERGY RESOURCES GENERATING COMPANY

By: ______________________________
Name: Christopher A. Iselin
Title: Senior Vice President

NEW AERG, LLC

By: ______________________________
Name: Gregory L. Nelson
Title: Vice President, Secretary and Treasurer

File Number 6191-041-7

STATE OF ILLINOIS

OFFICE OF THE SECRETARY OF STATE

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that I am the keeper of the records of the Department of Business Services. I certify that

THE FOREGOING AND HERETO ATTACHED IS A TRUE AND CORRECT COPY, CONSISTING OF 8 PAGES, AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR AMERENENERGY RESOURCES GENERATING COMPANY.**

SEAL OF THE STATE OF ILLINOIS AUG. 26TH 1818

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this* 3RD *day of* DECEMBER *A.D.* 2013 .

Jesse White

SECRETARY OF STATE

Authentication #: 1333700867

Authenticate at: http://www.cyberdriveillinois.com